UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2014

PSIVIDA CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51122	26-2774444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Pleasant Street

Watertown, MA 02472

(Address of Principal Executive Offices) (Zip Code)

(617) 926-5000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 13, 2014, pSivida Corp. (the “Company”) entered into a securities purchase agreement with RA Capital to raise gross proceeds of approximately $7.0 million in a registered direct offering through the sale of a total of 1.7 million shares of the Company’s common stock at a per share price of $4.11. Copies of the form of securities purchase agreement and the press release issued March 13, 2014 are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference. The foregoing description of the securities purchase agreement does not purport to be complete and is qualified in its entirety by reference to the exhibits hereto, which are incorporated by reference.

The offering is expected to close on or about March 18, 2014, subject to the satisfaction of customary closing conditions. The Company intends to use the proceeds from this offering to accelerate its Tethadur program, fund its clinical trials for posterior uveitis and for general corporate purposes.

Northland Securities, Inc. is acting as sole placement agent for the offering.

A shelf registration statement relating to the shares of common stock issued in the offering has been filed with the Securities and Exchange Commission (the “SEC”) and has been declared effective. A prospectus supplement relating to the offering will be filed with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1 above)

99.1	Form of Securities Purchase Agreement

99.2	Press release of pSivida Corp. issued March 13, 2014

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSIVIDA CORP.

Date: March 13, 2014	By:	/s/ Lori Freedman
	Name:	Lori Freedman
	Title:	Vice President, Corporate Affairs, General Counsel
and Secretary

Index to Exhibits

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1 above)

99.1	Form of Securities Purchase Agreement

99.2	Press release of pSivida Corp. issued March 13, 2014